EXHIBIT 1

The following information relates to the partners of Chun LP:

                                                                    Citizenship/
                                                                      Place of
Name                    Occupation/Principal   Address              Organization
----                    --------------------   -------              ------------

CHUN Holdings Ltd.,     Holding Company        c/o Datus Ltd., 2       Israel
General Partner                                Kaufman St., Tel
                                               Aviv, Israel

Aviv Tzidon,            Director of Companies  c/o Yigal Arnon & Co.   Israeli
Limited Partner                                1 Azrieli Center, Tel
                                               Aviv, Israel

Portel Marketing S.A.,  Holding Company        Rue de-Candolle 19,     British
Limited Partner                                1205 Geneva,            Virgin
                                               Switzerland             Islands

The following information relates to the executive officers and directors of Portel Marketing S.A.:

                                                                  Citizenship/
                                                                    Place of
Name                      Occupation        Address               Organization
----                      ----------        -------               ------------

CANDOLLE MANAGEMENT LTD,  Holding Company   Suite E-2, Union   Incorporated in
Company registration no.                    Court Building,    the Bahamas on
126937 B                                    Elizabeth Avenue   May 5, 2003
                                            and Shirley
                                            Street, Nassau,
                                            Bahamas